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                                                                    EXHIBIT 23.3



Consent of Independent Certified Public Accountants



The Source Information Management Company
St. Louis, Missouri

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of the Source Information Management Company of our report dated March 9, 1999, relating to the combined financial statements of Brand Manufacturing Corp. and T.C.E. Corporation for the period January 1, 1998 through May 20, 1998 appearing in the Company's current report on Form 8-K/A dated June 10, 1999.

We also consent to the reference to us under the caption "Experts" in the Prospectus.




                                                 /s/ BDO Seidman, LLP

St. Louis, Missouri
June 15, 2000


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